Exhibit 99.1

Quotient Technology Inc. Reports Third Quarter 2020 Financial Results

  Record Quarterly Revenue of $121.1M, up 45% over Q2 2020
  GAAP Net Loss of $4.2M
  Adjusted EBITDA of $18.7M, at the high end of guidance
  Awarded MarTech Breakthrough Marketing Innovation Award for Social-Influencer Solution

MOUNTAIN VIEW, Calif.--(BUSINESS WIRE)--November 5, 2020--Quotient Technology Inc. (NYSE: QUOT), the leading digital promotions, media and analytics company for CPG and retail marketing, today reported financial results for the third quarter ended September 30, 2020. Quotient’s complete third quarter 2020 financial results and management commentary can be found by accessing the Company’s stockholder letter under Key Resources on the overview page of the investor relations website.

“Q3 was a record revenue quarter for Quotient, and I would like to thank our team for their hard work and dedication in this evolving and challenging environment. Brands, retailers and consumers are recognizing our core value proposition as a thought and market leader now more than ever before,” said Steven Boal, CEO. “While some uncertainty remains in the short term related to the pandemic, we see strong growth opportunities in 2021, given our growing pipeline for digital and media campaign bookings along with tailwinds from the current market dynamics, as the shift to digital becomes more pronounced. Brands are benefiting from solid ROI for their spend from our proprietary analytics and closed loop measurement; more retailers are interested in adding our platform to drive incremental revenue streams; and consumers are receiving targeted, personalized offers along their path of purchase—whenever and wherever they choose to shop.”

Conference Call Information

The Company has posted a stockholder letter and an earnings presentation on the Investor Relations section of the Company’s website at: http://investors.quotient.com/. Management will host a conference call and live webcast to discuss the highlights of the quarter and address questions today at 5:00 p.m. ET/ 2:00 p.m. PT. Questions that investors would like to see asked during the call should be sent to ir@quotient.com.

To access the call, we encourage you to pre-register to eliminate long wait times using this link: Quotient Q3 2020 Earnings Pre Registration. After registering, a confirmation will be sent via email and will include dial-in details and a unique PIN code for entry to the call. Registration will be open through the live call. We suggest registering at least 15 minutes before the start of the call to receive your unique PIN code. You may also access the call and register with a live operator by dialing (866) 270-1533, or outside the U.S. (412) 317-0797, at least 15 minutes prior to the 2:00 p.m. PT start time. The live webcast and all accompanying materials can be accessed on the Investor Relations section of the Company website at: http://investors.quotient.com/. A replay of the webcast will be available on the website following the conference call.

Use of Non-GAAP Financial Measures

Quotient reports its financial statements in accordance with generally accepted accounting principles in the United States (GAAP) and the rules of the SEC. To supplement its financial statements presented in accordance with GAAP, Quotient provides investors in this press release with Adjusted EBITDA, a non-GAAP financial measure. Quotient believes that this non-GAAP measure provides investors with additional useful information used by Quotient’s management and Board of Directors for financial and operating decision making. In particular, Quotient believes that the exclusion of certain income and expenses in calculating this metric can provide a useful measure for period-to-period comparisons of its core business as well as a useful comparison to peer companies.

Quotient defines Adjusted EBITDA as net income (loss) adjusted for interest expense, provision for (benefit from) income taxes, other (income) expense, net, depreciation and amortization, stock-based compensation, change in fair value of contingent consideration, certain acquisition-related costs, loss contingency related to a contract dispute resulting from a retailer’s failure to perform certain obligations related to a guaranteed distribution fee arrangement, and restructuring charges. We exclude these items because we believe these items do not reflect expected future operating expenses. Additionally, certain items are inconsistent in size and frequency—making it difficult to contribute to a meaningful evaluation of our current or past operating performance.

There are a number of limitations related to the use of this non-GAAP financial measure. Quotient compensates for these limitations by providing specific information regarding the GAAP amount excluded from this non-GAAP financial measure and evaluating this non-GAAP financial measure together with its relevant GAAP financial measure.

This non-GAAP financial measure is not intended to be considered in isolation from, as substitute for, or as superior to the corresponding financial measure prepared in accordance with GAAP. Because of these and other limitations, Adjusted EBITDA should be considered along with other GAAP-based financial performance measures, including various cash flow metrics, net income (loss) and Quotient’s other GAAP financial results.

For a reconciliation of this non-GAAP financial measure to the nearest comparable GAAP financial measure, see “Reconciliation of Net Loss to Adjusted EBITDA” included in this press release.

Forward-Looking Statements

This press release contains forward-looking statements concerning the Company’s current expectations and projections about future events and financial trends affecting its business. Forward-looking statements in this press release include the Company’s current expectations with respect to revenues for fiscal year 2021, the Company’s ability to grow revenues, developments with its solutions and partnerships, and market dynamics causing a shift to digital solutions. Forward-looking statements are based on the Company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the Company’s ability to generate positive cash flow and become profitable; the amount and timing of digital marketing spend by CPGs and shifts in CPG spend in offline free-standing inserts; the Company’s ability to launch products in a timely manner; the Company’s ability to adapt to changing market conditions and data regulations, including the Company’s ability to adapt to changes in consumer habits and consumer data privacy concerns; the impacts of the ongoing COVID-19 pandemic, which may continue to significantly impact our business, plans and results of operations, as well as the value of our common stock; the Company’s ability to negotiate and perform under fee arrangements with CPGs and retailers; the Company’s ability to maintain and expand the use by consumers of promotions and offers on its platforms; the Company’s ability to execute its media strategy; the Company’s ability to effectively manage its growth; the performance of the Company’s various solutions; the Company's ability to successfully integrate acquired companies into its business; the Company’s ability to develop and launch new services and features; CPGs’ receptivity to the Company’s packaged solutions; our expectations regarding growth drivers; and other factors identified in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Quarterly Reports on Form 10-Q filed with the SEC on August 5, 2020 and future filings and reports by the Company. Quotient disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise and does not assume responsibility for the accuracy and completeness of the forward-looking statements.

About Quotient Technology Inc.

Quotient Technology (NYSE: QUOT) is the leading digital promotions, media and analytics company that delivers personalized digital coupons and ads—informed by proprietary shopper and online engagement data—to millions of shoppers daily. We use our proprietary Promotions, Media, Audience and Analytics Platforms and services to seamlessly target audiences; optimize performance; and deliver measurable, incremental sales for CPG and retail marketers. We serve hundreds of CPGs and retailers nationwide, including Clorox, Procter & Gamble, General Mills, Unilever, Albertsons Companies, CVS, Dollar General, and Ahold Delhaize USA. Quotient is headquartered in Mountain View, California, and has offices in Bangalore, Cincinnati, New York, Paris, London, and Tel Aviv. Visit http://www.quotient.com for more information.

Quotient and the Quotient logo are trademarks or registered trademarks of Quotient Technology Inc. and its subsidiaries in the United States and other countries. Other marks are the property of their respective owners.

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net loss	$(4,218)	$(10,363)	$(40,076)	$(27,497)
Adjustments:
Stock-based compensation	6,489	7,608	21,021	23,692
Depreciation, amortization and other (1)	11,072	12,786	31,011	29,839
Change in fair value of contingent consideration	1,562	999	5,788	1,052
Interest expense	3,646	3,507	10,830	10,416
Other (income) expense, net	59	(1,175)	(708)	(4,214)
Provision for income taxes	66	215	261	375

Total adjustments	$22,894	$23,940	$68,203	$61,160

Adjusted EBITDA	$18,676	$13,577	$28,127	$33,663
(1) For the three and nine months ended September 30, 2020, Other includes restructuring charges of zero and $1.5 million, respectively, certain acquisition related costs of $0.4 million and $1.0 million, respectively, and loss contingency of $2.0 million related to a contract dispute resulting from a retailer’s failure to perform certain obligations related to a guaranteed distribution fee arrangement for both respective periods. For the three and nine months ended September 30, 2019, Other includes restructuring charges of $4.2 million for each respective period, and certain acquisition related costs of $0.9 million and $2.3 million, respectively.

Contacts

Investor Relations Contact:
Christine Marchuska
Director of Investor Relations
cmarchuska@quotient.com
Phone: 917-232-0852